Exhibit 99.1

Press Release
Ness Technologies Announces Fourth Quarter
and Full Year 2009 Financial Results

11% sequential quarterly revenue growth with all-time record operating cash flows
Ness expands scope of previously announced Q4 restructuring of selected operations
Company poised for growth in 2010

Hackensack, NJ – February 3, 2010 – Ness Technologies, Inc. (NASDAQ: NSTC and TASE: NSTC), a global provider of IT services and solutions, today announced financial results for the quarter and full year ended December 31, 2009.

Fourth Quarter and Full Year 2009 Highlights:

•	The company delivered sequential revenue growth in all segments, supported by sequential bookings growth.

•
The company significantly expanded the scope of its previously announced fourth quarter restructuring activities, recording a charge for restructuring, severance and related project costs of $17.5 million compared to its previously stated expectations of $7 to $9 million, as it reorganized, reduced, sold or closed selected smaller operations that were unprofitable or that it determined were not strategic to its planned future operations and growth; and it also wrote off a deferred tax asset of $4.1 million.

•
Results are not comparable to previously provided guidance, as they exclude $7 million of 2009 revenues and $0.02 of 2009 diluted net earnings per share, which were reclassified as discontinued operations following the sale of the company’s operations in the Netherlands.

•	On a GAAP basis:

▪
Quarterly revenues were $145.9 million, up 11% sequentially and down 13% year-over-year; and full year revenues were $547.4 million, down 17%, about one third of which was due to foreign exchange re-measurement effects on non-dollar revenues.

▪
Quarterly operating loss was $16.5 million, compared to income of $5.3 million in the fourth quarter of 2008; and full year operating loss was $9.4 million, compared to income of $49.2 million in 2008.

▪
Quarterly net loss from continuing operations was $23.4 million, compared to income of $4.2 million in the fourth quarter of 2008; and full year net loss from continuing operations was $20.4 million, compared to income of $34.9 million in 2008.

▪
Quarterly diluted net loss per share from continuing operations was $0.61, compared to earnings of $0.11 in the fourth quarter of 2008; and full year 2009 diluted net loss per share was $0.53, compared to earnings of $0.88 in 2008.

•	On a non-GAAP basis (1):

▪	Quarterly operating income from continuing operations was $5.7 million, up 15% sequentially and down 52% year-over-year; while full year operating income was $21.8 million, down 56% year-over-year.

(1)	See “Use of Non-GAAP Financial Information” below for more information regarding the company’s use of non-GAAP financial measures.

Ness Technologies Fourth Quarter and Full Year 2009	Page 1 of 10

▪	Quarterly net income from continuing operations was $3.4 million, up 7% sequentially and down 63% year-over-year; while full year net income was $13.6 million, down 63% year-over-year.

▪
Quarterly diluted net earnings per share from continuing operations were $0.09, compared to $0.23 in the fourth quarter of 2008; while full year diluted earnings per share were $0.35, compared to $0.93 in 2008.

•	Operating cash flows for the quarter and the full year were all-time records of $25.8 million and $60.2 million, respectively.

•	Cash, cash equivalents and short-term bank deposits reached $71.9 million as of December 31, 2009, up $13.2 million from December 31, 2008.

•	Backlog as of December 31, 2009 was $650 million, up 1% sequentially in constant currencies, net of discontinued operations, and down 12% year-over-year.

•	Headcount was approximately 7,835 as of December 31, 2009.

“2009 was not an easy year for Ness, but we emerged from it strengthened in several important ways,” said Sachi Gerlitz, president and chief executive officer of Ness Technologies. “First, we delivered sequentially higher revenues in all operating segments in the quarter, indicating that we are back on a growth path. Second, excluding the cost of the restructuring, we showed sequential improvement in operating margins in all segments. And third, we are better prepared for 2010, having undertaken an important restructuring effort in the fourth quarter in which we dealt with several unprofitable or non-strategic delivery operations – thereby removing a drag on our performance. Our optimism for 2010 is supported by our improved book-to-bill ratio and by our resumption of backlog growth.”

•	Results by operating segment:

▪
The company’s Software Product Engineering segment, which provides outsourced software product research and development services to companies who build or rely on software to generate revenues, continued to perform well in the fourth quarter, with solid operating margins on revenues that are beginning to ramp up again.

▪
The company’s System Integration and Application Development segment showed sequential improvement in revenues and non-GAAP operating margins, as bookings increased and the pipeline grew. On a GAAP basis, segment results were affected by the restructuring charges.

▪
The company’s Software Distribution segment, which resells third-party enterprise software licenses, was expected to perform well in its seasonally strong fourth quarter. Although revenues and non-GAAP operating margins increased sequentially, the results were below expectations as large license deals in this economically sensitive segment continued to be deferred. The company took action in the fourth quarter to adjust fixed costs, and, as a result, incurred restructuring charges in this segment as well.

“We continued to deliver excellent operating cash flows, despite the tough economic climate, thanks to strong customer relationships and effective collections efforts,” said Ofer Segev, executive vice president and chief financial officer. “The strength of our balance sheet and cash flows allowed us to reduce our short-term debt, bringing our net debt to essentially zero. With the restructuring largely behind us, our strong balance sheet positions us well for growth going forward.”

Ness Technologies Fourth Quarter and Full Year 2009	Page 2 of 10

Business Outlook

The company believes the overall economic outlook is improving, though some uncertainties remain. Ness expects top line growth and margin expansion in 2010, with a trend of sequentially increasing quarterly revenues and operating margins, except for the third quarter, which is expected to be similar to the second quarter due to the effect of holiday and vacation seasonality.

Ness is establishing full year 2010 guidance for revenues in the range of $575 million to $585 million and diluted net earnings per share in the range shown in the reconciliation table below:

	Full year diluted net earnings per share ($)
	Low	High
GAAP basis	$0.21	$0.25
Stock-based compensation; amortization of intangible assets; earn-out related to prior-year acquisition	0.22	0.22
Non-GAAP basis	$0.43	$0.47

The company’s 2010 GAAP guidance excludes any future acquisitions or stock-based compensation grants; and the company’s GAAP and non-GAAP guidance further assumes that outstanding diluted shares will average approximately 39.5 million in 2010 and that foreign currency exchange rates will remain at their average levels for January 2010.

For the reasons set forth elsewhere in this release, Ness’ management believes that non-GAAP earnings per share financial guidance provides the best comparative basis for investors to understand and assess the company’s on-going operations and prospects for the future.

Goodwill Impairment Test

At the end of each calendar year, the company is required to perform an impairment test on its goodwill. The 2009 test is under way, and the company expects it will be completed by mid-March. If the company determines any portion of goodwill is impaired, it would recognize a non-cash charge that would impact GAAP earnings and earnings per share for the quarter and year ended December 31, 2009. Such a charge would not impact the non-GAAP financial information presented in this press release.

Conference Call Details

Sachi Gerlitz, president and chief executive officer of Ness Technologies, and Ofer Segev, executive vice president and chief financial officer, will conduct a conference call to discuss the fourth quarter and full year 2009 results. The call, which will be simultaneously webcast, will begin at 8:30 AM Eastern Time / 5:30 AM Pacific Time on Wednesday, February 3, 2010.

To access the Ness Technologies fourth quarter and full year 2009 earnings conference call, participants in North America should dial 1-800-399-0427 and international participants should dial +1-973-200-3375. A live audio webcast of the conference call will be available on the investor relations page of the Ness Technologies corporate web site at http://investor.ness.com. Please visit the web site at least 15 minutes early to register for the teleconference webcast and download any necessary audio software. A replay of the call will be available on the web site approximately two hours after the conference call is completed.

Ness Technologies Fourth Quarter and Full Year 2009	Page 3 of 10

About Ness Technologies

Ness Technologies (NASDAQ: NSTC and TASE:NSTC) is a global provider of IT and business services and solutions with specialized expertise in software product engineering; system integration, application development and consulting; and software distribution. Ness delivers its portfolio of solutions and services using a global delivery model combining offshore, near-shore and local teams. With about 7,800 employees, Ness maintains operations in 18 countries, and partners with numerous software and hardware vendors worldwide. For more information about Ness Technologies, visit www.ness.com.

Use of Non-GAAP Financial Information

In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, Ness uses various non-GAAP measures of net income and earnings per share, including adjustments from results based on GAAP to exclude (a) non-cash stock-based compensation expenses in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification Topic 718, Stock Compensation (formerly, FASB Statement 123R) and amortization of intangible assets, net of taxes; (b) a gain related to the sale of the company’s Israeli SAP sales and distribution operations in the third quarter of 2008, net of related expenses and other charges, net of taxes; (c) a write-down of the company’s Israeli severance pay fund assets in the fourth quarter of 2008, net of taxes; (d) an insurance settlement in the first quarter of 2009 related to a 2007 arbitration expense, net of related expenses, net of taxes; (e) severance expenses in the first quarter of 2009, net of taxes; (f) an earn-out in the fourth quarter of 2009 related to a prior-year acquisition; and (g) a charge in the fourth quarter of 2009 for restructuring, severance and related project costs, net of taxes. Ness’ management believes the non-GAAP financial information provided in this release is useful to investors’ understanding and assessment of Ness’ on-going core operations and prospects for the future. The presentation of this non-GAAP financial information is not intended to be considered in isolation or as a substitute for results prepared in accordance with GAAP. Management uses both GAAP and non-GAAP information in evaluating and operating the business internally and as such has determined that it is important to provide this information to investors.

Ness uses these non-GAAP measures also in the formulation of its financial guidance. This requires Ness management to make assumptions regarding certain factors that could affect future net income and earnings per share, such as the timing and size of future potential acquisitions (which could result in additional non-cash amortization of intangibles), the timing and size of future potential stock-based compensation grants (which could result in additional non-cash stock-based compensation expense), and the timing and size of any one-time income or expenses. The company discloses such assumptions in conjunction with its financial guidance.

Ness Technologies Fourth Quarter and Full Year 2009	Page 4 of 10

Forward Looking Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements often are preceded by words such as “believes,” “expects,” “may,” “anticipates,” “plans,” “intends,” “assumes,” “will” or similar expressions. Forward-looking statements reflect management’s current expectations, as of the date of this press release, and involve certain risks and uncertainties. Ness’ actual results could differ materially from those anticipated in these forward looking statements as a result of various factors. Some of the factors that could cause future results to materially differ from the recent results or those projected in forward-looking statements include the “Risk Factors” described in Ness’ Annual Report of Form 10-K filed with the Securities and Exchange Commission on March 16, 2009. Ness is under no obligation, and expressly disclaims any obligation, to update or alter its forward-looking statements, whether as a result of such changes, new information, subsequent events or otherwise.

Media Contact:
David Kanaan
Intl: +972-54- 425-5307
Email: media.int@ness.com

Investor Relations Contact:
Drew Wright
USA: 1-201-488-3262
Email: investor@ness.com

Ness Technologies Fourth Quarter and Full Year 2009	Page 5 of 10

NESS TECHNOLOGIES, INC. AND ITS SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
U.S. dollars in thousands (except per share data)

	Three months ended December 31,		Year ended December 31,
	2008	2009	2008	2009
	(Unaudited)	(Unaudited)		(Unaudited)

Revenues	$168,605	$145,907	$657,384	$547,352
Cost of revenues	120,604	116,009	470,009	410,794
Gross profit	48,001	29,898	187,375	136,558

Selling and marketing	15,184	14,781	55,806	49,323
General and administrative	27,498	31,652	100,706	101,750
Gain from sale of Israeli SAP sales and distribution operations, net	—	—	(18,366)	—
Insurance settlement related to 2007 arbitration expense, net of related expenses	—	—	—	(2,610)
Commissions related to the sale of Israeli SAP sales and distribution operations	—	—	—	(2,534)
Total operating expenses	42,682	46,433	138,146	145,929

Operating income (loss)	5,319	(16,535)	49,229	(9,371)
Financial expenses, net	(2,026)	(884)	(5,745)	(3,404)
Other expenses, net	—	—	(392)	—
Income (loss) before taxes on income	3,293	(17,419)	43,092	(12,775)

Taxes on income (tax benefit)	(894)	6,024	8,147	7,633
Net income (loss) from continuing operations	$4,187	$(23,443)	$34,945	$(20,408)

Income (loss) from discontinued operations (1)	141	(1,560)	514	(1,183)
Net income (loss)	$4,328	$(25,003)	$35,459	$(21,591)

Basic net earnings (loss) per share from continuing operations	$0.11	$(0.61)	$0.89	$(0.53)
Diluted net earnings (loss) per share from continuing operations	$0.11	$(0.61)	$0.88	$(0.53)

Basic net earnings (loss) per share	$0.11	$(0.65)	$0.90	$(0.56)
Diluted net earnings (loss) per share	$0.11	$(0.65)	$0.89	$(0.56)

Weighted average number of shares (in thousands) used in computing basic net earnings (loss) per share	39,429	38,436	39,321	38,598
Weighted average number of shares (in thousands) used in computing diluted net earnings (loss) per share	39,543	38,838	39,674	39,100

(1)	Includes write-off of goodwill associated with discontinued operations in the three months ended December 31, 2009.

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NESS TECHNOLOGIES, INC. AND ITS SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
U.S. dollars in thousands

	Three months ended December 31,		Year ended December 31,
	2008	2009	2008	2009
Segment Data (1) (2):	(Unaudited)	(Unaudited)		(Unaudited)

Revenues from continuing operations:
Software Product Engineering	$26,111	$26,248	$97,471	$102,523
System Integration and Application Development	128,273	110,521	500,295	413,328
Software Distribution	14,221	9,138	59,618	31,501
	$168,605	$145,907	$657,384	$547,352
Operating income (loss) from continuing operations:
Software Product Engineering	$3,915	$3,569	$10,358	$15,388
System Integration and Application Development	2,807	(9,951)	31,142	(3,585)
Software Distribution	3,105	(4,411)	21,422	(3,483)
Unallocated Expenses	(4,508)	(5,742)	(13,693)	(17,691)
	$5,319	$(16,535)	$49,229	$(9,371)
Geographic Data (2):

Revenues from continuing operations:
Israel	$53,529	$45,254	$228,865	$174,800
Europe	64,259	49,435	222,300	174,767
North America	44,653	44,676	178,113	172,814
Asia and the Far East	6,164	6,542	28,106	24,971
	$168,605	$145,907	$657,384	$547,352

(1)
Effective October 1, 2008, the company reorganized its reportable segments to correspond to its three primary service lines. Prior period segment data has been reclassified to reflect the current organization of the segments.

(2)
All periods have been reclassified to exclude revenues and operating income (loss) from operations discontinued during the three months ended December 31, 2009. Quarterly segment data for prior periods is shown below:

	Three months ended
	March 31,		June 30,		September 30,
Segment Data:	2008	2009	2008	2009	2008	2009
	(Unaudited)		(Unaudited)		(Unaudited)
Revenues from continuing operations:
Software Product Engineering	$20,529	$24,966	$24,739	$25,688	$26,092	$25,621
System Integration and Application Development	122,815	101,797	124,581	102,520	124,626	98,490
Software Distribution	14,630	8,043	19,300	7,410	11,467	6,910
	$157,974	$134,806	$168,620	$135,618	$162,185	$131,021
Operating income (loss) from continuing operations:
Software Product Engineering	$1,201	$4,114	$2,061	$4,096	$3,181	$3,609
System Integration and Application Development	10,054	2,073	8,230	2,302	10,051	1,991
Software Distribution	967	2,220	4,082	(510)	13,268	(782)
Unallocated Expenses	(2,246)	(5,156)	(3,316)	(3,893)	(3,623)	(2,900)
	$9,976	$3,251	$11,057	$1,995	$22,877	$1,918

Ness Technologies Fourth Quarter and Full Year 2009	Page 7 of 10

NESS TECHNOLOGIES, INC. AND ITS SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
U.S. dollars in thousands

	Year ended December 31,
	2008	2009
		(Unaudited)
Cash flows from operating activities:
Net income (loss)	$35,459	$(21,591)
Adjustments required to reconcile net income (loss) to net cash provided by operating activities:
Stock-based compensation-related expenses	3,034	4,073
Currency fluctuation of long-term debt	62	—
Depreciation and amortization	18,528	20,246
Arbitration settlement and related charges	(9,452)	—
Loss on sale of property and equipment and impairment and sale of cost investments	262	23
Gain from sale of Israeli SAP sales and distribution operations, net	(18,366)	—
Commissions related to the sale of Israeli SAP sales and distribution operations	—	(2,534)
Excess tax benefits related to exercise of options	(296)	—
Impairment of cost investment	304	75
Decrease (increase) in trade receivables, net	(13,048)	43,988
Decrease in unbilled receivables	6,769	12,324
Increase in other accounts receivable and prepaid expenses	(1,942)	(3,188)
Increase in work-in-progress	(84)	(3,286)
Decrease in long-term prepaid expenses	1,793	631
Deferred income taxes, net	4,384	2,116
Decrease in trade payables	(8,501)	(6,931)
Increase in advances from customers and deferred revenues	10,601	13,868
Increase in other long-term liabilities	1,581	492
Increase in other accounts payable and accrued expenses	1,847	3,381
Increase (decrease) in accrued severance pay, net	964	(3,466)
Net cash provided by operating activities	33,899	60,221

Cash flows from investing activities:
Net cash paid for acquisition of a consolidated subsidiary	(29,039)	—
Proceeds from sale of investment at cost	219	—
Proceeds from sale of Israeli SAP sales and distribution operations, net	14,863	—
Additional payments in connection with acquisitions of subsidiaries in prior periods	(7,627)	(18,526)
Investment in short-term bank deposits, net	(6,584)	(19,257)
Proceeds from sale of property and equipment	346	819
Purchase of property and equipment and capitalization of software developed for internal use	(15,995)	(12,287)
Net cash used in investing activities	(43,817)	(49,251)

Cash flows from financing activities:
Exercise of options	4,317	—
Repurchase of shares	(2,389)	(2,299)
Acquired subsidiary’s dividend to its former shareholder	(10,048)	(1,430)
Excess tax benefits related to exercise of options	296	—
Short-term bank loans and credit, net	14,278	(17,480)
Proceeds from long-term debt	25,483	15,085
Principal payments of long-term debt	(3,134)	(12,254)
Net cash provided by (used in) financing activities	28,803	(18,378)

Effect of exchange rate changes on cash and cash equivalents	(11,323)	100
Increase (decrease) in cash and cash equivalents	7,562	(7,308)
Cash and cash equivalents at the beginning of the period	43,097	50,659
Cash and cash equivalents at the end of the period	$50,659	$43,351

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NESS TECHNOLOGIES, INC. AND ITS SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
U.S. dollars in thousands

	December 31, 2008	December 31, 2009
		(Unaudited)
CURRENT ASSETS:
Cash and cash equivalents	$50,659	$43,351
Restricted cash	2,331	2,613
Short-term bank deposits	5,703	25,939
Trade receivables, net of allowance for doubtful accounts	200,118	155,175
Unbilled receivables	35,585	28,414
Other accounts receivable and prepaid expenses	31,344	36,442
Work in progress	1,532	5,710
Total current assets	327,272	297,644

LONG-TERM ASSETS:
Long-term prepaid expenses and other assets	6,806	6,294
Unbilled receivables	9,220	4,654
Deferred income taxes, net	8,356	6,174
Severance pay fund	46,478	53,145
Property and equipment, net	36,733	37,196
Intangible assets, net	22,073	14,005
Goodwill	290,055	299,557
Total long-term assets	419,721	421,025

Total assets	$746,993	$718,669

CURRENT LIABILITIES:
Short-term bank credit	$18,072	$500
Current maturities of long-term debt	7,089	21,332
Trade payables	47,072	36,897
Advances from customers and deferred revenues	33,280	47,023
Other accounts payable and accrued expenses	124,697	112,312
Total current liabilities	230,210	218,064

LONG-TERM LIABILITIES:
Long-term debt, net of current maturities	60,973	50,836
Other long-term liabilities	6,444	6,689
Deferred income taxes	2,673	3,057
Accrued severance pay	55,014	58,035
Total long-term liabilities	125,104	118,617

Total stockholders’ equity	391,679	381,988

Total liabilities and stockholders’ equity	$746,993	$718,669

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NESS TECHNOLOGIES, INC. AND ITS SUBSIDIARIES
RECONCILIATION OF SUPPLEMENTAL NON-GAAP FINANCIAL INFORMATION

EXCLUDING STOCK-BASED COMPENSATION; AMORTIZATION OF INTANGIBLE ASSETS; GAIN FROM SALE OF ISRAELI SAP SALES AND DISTRIBUTION OPERATIONS, NET OF RELATED EXPENSES AND OTHER CHARGES; WRITE-DOWN OF ISRAELI SEVERANCE PAY FUND ASSETS; INSURANCE SETTLEMENT RELATED TO 2007 ARBITRATION EXPENSE, NET OF RELATED EXPENSES; SEVERANCE EXPENSES; EARN-OUT RELATED TO PRIOR-YEAR ACQUISITION; RESTRUCTURING AND RELATED PROJECT COSTS; ALL NET OF TAXES

U.S. dollars in thousands (except per share data)

	Three months ended December 31,		Year ended December 31,
	2008	2009	2008	2009
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

GAAP revenues	$168,605	$145,907	$657,384	$547,352
Write-off of trade receivables resulting from sale of Israeli SAP sales and distribution operations	—	—	3,155	—
Non-GAAP revenues	$168,605	$145,907	$660,539	$547,352

GAAP gross profit	$48,001	$29,898	$187,375	$136,558
Stock-based compensation	64	20	273	203
Amortization of intangible assets	438	210	1,105	791
Write-off of trade receivables resulting from sale of Israeli SAP sales and distribution operations	—	—	3,155	—
Severance expenses	—	380	—	1,346
Restructuring and related project costs	—	11,058	—	11,058
Non-GAAP gross profit	$48,503	$41,566	$191,908	$149,956

GAAP operating income (loss)	$5,319	$(16,535)	$49,229	$(9,371)
Stock-based compensation	807	1,454	3,034	4,073
Amortization of intangible assets	2,941	2,259	7,263	8,499
Earn-out related to prior-year acquisition	—	1,032	—	1,032
Gain from sale of Israeli SAP sales and distribution operations, net	—	—	(18,366)	—
Costs and expenses resulting from sale of Israeli SAP sales and distribution operations and other charges	—	—	5,631	—
Write-down of Israeli severance pay fund assets	2,929	—	2,929	—
Insurance settlement related to 2007 arbitration expense, net of related expenses	—	—	—	(2,610)
Severance expenses	—	5,513	—	8,159
Restructuring and related project costs	—	12,003	—	12,003
Non-GAAP operating income	$11,996	$5,726	$49,720	$21,785

GAAP operating margin (loss)	3.2%	-11.3%	7.5%	-1.7%
Non-GAAP operating margin	7.1%	3.9%	7.5%	4.0%

GAAP net income (loss) from continuing operations	$4,187	$(23,443)	$34,945	$(20,408)
Stock-based compensation; amortization of intangible assets; gain from sale of Israeli SAP sales and distribution operations, net of related expenses and other charges; insurance settlement in respect of 2007 arbitration expense, net of related expenses; severance expenses; earn-out related to prior-year acquisition; restructuring and related project costs ; all net of taxes	5,018	26,833	1,773	34,055
Non-GAAP net income from continuing operations	$9,205	$3,390	$36,718	$13,647

GAAP diluted net earnings (loss) per share from continuing operations	$0.11	$(0.61)	$0.88	$(0.53)
Stock-based compensation; amortization of intangible assets; gain from sale of Israeli SAP sales and distribution operations, net of related expenses and other charges; insurance settlement in respect of 2007 arbitration expense, net of related expenses; severance expenses; earn-out related to prior-year acquisition; restructuring and related project costs; all net of taxes	0.12	0.70	0.05	0.88
Non-GAAP diluted net earnings per share from continuing operations	$0.23	$0.09	$0.93	$0.35

Ness Technologies Fourth Quarter and Full Year 2009	Page 10 of 10